Second Quarter 2024 Earnings Release

Exhibit 99.1

RPC, Inc. Reports Second Quarter 2024 Financial Results

And Declares Regular Quarterly Cash Dividend

ATLANTA, July 25, 2024 - RPC, Inc. (NYSE: RES) (“RPC” or “the Company”), a leading diversified oilfield services company, announced its unaudited results for the second quarter ended June 30, 2024.

* Non-GAAP and adjusted measures, including adjusted operating income, adjusted net income, adjusted earnings per share (diluted), EBITDA and adjusted EBITDA, adjusted EBITDA margin, and free cash flow are reconciled to the most comparable GAAP measures in the appendices of this earnings release.

* Sequential comparisons are to 1Q:24. The Company believes quarterly sequential comparisons are most useful in assessing industry trends and RPC’s recent financial results. Both sequential and year-over-year comparisons are available in the tables at the end of this earnings release.

Second Quarter 2024 Highlights

●	Revenues decreased 4% sequentially to $364.2 million
●	Net income was $32.4 million, up 18% sequentially, and diluted Earnings Per Share (EPS) was $0.15; net income margin increased 160 basis points sequentially to 8.9%
●	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) was $68.5 million, up 9% sequentially; Adjusted EBITDA margin increased 210 basis points sequentially to 18.8%
●	Results reflected solid demand and margin improvement across most of the Company’s key service lines, while pressure pumping challenges persisted
●	The Company remained debt-free and paid $8.6 million in dividends in 2Q:24, ending the quarter with over $260 million in cash

Management Commentary

“Second quarter results showed a sequential increase in profitability despite a soft environment for pressure pumping, and we are pleased with the resilience of our overall portfolio of services,” stated Ben M. Palmer, RPC’s President and Chief Executive Officer. “We were encouraged with top and bottom-line performance across several areas of our business. Downhole tools delivered a solid quarter and we are optimistic newly launched products will help continue this momentum. Cementing and rental tools showed modest sequential growth, and coiled tubing increased double-digits. In coiled tubing, we are excited about developing opportunities for specialized work leveraging our existing technologies.”

“Pressure pumping remains highly competitive, and we think the industry continues to be over-supplied with a declining rig count. This headwind has been exacerbated by frac fleets from gassy basins moving into the Permian over the past year and efficiency gains that are consistently adding pump hour capacity to the industry. During the second quarter, we upgraded our equipment with the deployment of a Tier 4 dual-fuel fleet without adding to our total fleet count, and are evaluating future investments and options to further transition our asset base toward dual-fuel or electric equipment that is in high demand from E&P customers.”

“Our balance sheet is strong, with over $260 million in cash and no debt at the end of the second quarter. We are actively looking to make long-term strategic investments, including potential acquisitions. While our top priority is to strategically deploy capital to grow the business and increase our scale, we also remain committed to steadily returning cash to our stockholders,” concluded Palmer.

Second Quarter 2024 Earnings Release

Selected Industry Data (Source: Baker Hughes, Inc., U.S. Energy Information Administration)

	2Q:24	1Q:24	Change	% Change	2Q:23	Change	% Change
U.S. rig count (avg)	603	623	(20)	(3.2)%	719	(116)	(16.1)%
Oil price ($/barrel)	$81.78	$77.46	$4.32	5.6%	$73.54	$8.24	11.2%
Natural gas ($/Mcf)	$2.07	$2.15	$(0.08)	(3.7)%	$2.16	$(0.09)	(4.2)%

2Q:24 Consolidated Financial Results (Sequential Comparisons versus 1Q:24)

Revenues were $364.2 million, down 4%. Revenues for pressure pumping, the Company’s largest service line, declined 17%, while all other service lines combined increased 8%. Pressure pumping revenues decreased primarily due to lower asset utilization in a highly competitive marketplace, with softness in the Company’s spot and semi-dedicated customer base. The service lines with the largest increases were downhole tools and coiled tubing, which both benefited from innovative new products and services.

Cost of revenues, which excludes depreciation and amortization of $29.5 million, was $262.3 million, down from $276.6 million. These costs decreased during the quarter, with the largest decreases coming from lower costs of fuel and materials and supplies.

Selling, general and administrative expenses were $37.4 million, down from $40.1 million. The decrease in expenses is related primarily to employment costs due to reduced headcount and lower incentive compensation accruals.

Interest income totaled $3.3 million, reflecting a slightly higher average cash balance and higher investment yields.

Income tax provision was $7.0 million, or 17.8% of income before income taxes, down from 23.4% in 1Q:24. The decrease was primarily due to favorable adjustments, including additional interest on a tax refund received and release of tax reserves due to expiration of statute limitations.

Net income and diluted EPS were $32.4 million and $0.15, respectively, up from $27.5 million and $0.13, respectively, in 1Q:24. Net income margin increased 160 basis points sequentially to 8.9%.

Adjusted EBITDA was $68.5 million, up from $63.1 million, reflecting effective cost controls and other efficiencies despite the modest revenue decline; adjusted EBITDA margin increased 210 basis points sequentially to 18.8%.

Non-GAAP adjustments: there were no adjustments to GAAP performance measures in 2Q:24, other than those necessary to calculate EBITDA and Adjusted EBITDA (see Appendices A, B and C).

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $261.5 million at the end of 2Q:24, with no outstanding borrowings under the Company’s $100 million revolving credit facility. During the quarter, the Company received an IRS tax refund of $52.8 million related to prior years.

Net cash provided by operating activities and free cash flow were $184.5 million and $56.7 million, respectively, year-to-date through 2Q:24.

Second Quarter 2024 Earnings Release

Payment of dividends totaled $17.2 million year-to-date through 2Q:24. The Board of Directors declared a regular quarterly cash dividend of $0.04 per share, payable September 10, 2024, to common stockholders of record at the close of business on August 9, 2024.

Share repurchases were not executed in 2Q:24.

Segment Operations: Sequential Comparisons (versus 1Q:24)

Technical Services performs value-added completion, production and maintenance services directly to a customer’s well. These services include pressure pumping, downhole tools, coiled tubing, cementing, and other offerings.

-	Revenues were $341.5 million, down 4%
-	Operating income was $30.2 million, down 6%
-	Results were driven primarily by lower activity levels in pressure pumping, and the related negative leverage of fixed costs, particularly labor

Support Services provides equipment for customer use or services to assist customer operations, including rental tools, and pipe inspection services and storage.

-	Revenues were $22.7 million, up 6%
-	Operating income was $4.4 million, up 22%
-	Results were driven by higher activity in rental tools and the high fixed-cost nature of these service lines

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technical Services	$341,484	$356,394	$390,018	$697,878	$842,009
Support Services	22,669	21,439	25,840	44,108	50,517
Total revenues	$364,153	$377,833	$415,858	$741,986	$892,526
Operating income:
Technical Services	$30,198	$31,956	$77,017	$62,154	$180,550
Support Services	4,379	3,599	7,920	7,978	14,564
Corporate expenses	(2,447)	(4,420)	(4,672)	(6,867)	(9,753)
Pension settlement charges	—	—	(911)	—	(18,286)
Gain on disposition of assets, net	3,338	1,214	3,015	4,552	5,951
Total operating income	$35,468	$32,349	$82,369	$67,817	$173,026
Interest expense	(99)	(234)	(73)	(333)	(145)
Interest income	3,343	2,965	2,698	6,308	4,553
Other income, net	732	767	631	1,499	1,392
Income before income taxes	$39,444	$35,847	$85,625	$75,291	$178,826

Conference Call Information

RPC, Inc. will hold a conference call today, July 25, 2024, at 9:00 a.m. ET to discuss the results for the quarter. Interested parties may listen in by accessing a live webcast in the investor relations section of RPC, Inc.’s website at www.rpc.net. The live conference call can also be accessed by calling (888) 440-5966, or (646) 960-0125 for international callers, and use conference ID number 9842359. For those not able to attend the live conference call, a replay will be available in the investor relations section of RPC, Inc.’s website beginning approximately two hours after the call and for a period of 90 days.

Second Quarter 2024 Earnings Release

About RPC

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation: our optimism that our newly launched downhole tools products will have a positive impact on Company performance; in coiled tubing, our excitement about developing opportunities for specialized work leveraging our existing technologies; our assessment of the industry and market, including that pressure pumping remains highly competitive and that the industry continues to be over-supplied with a declining rig count; efficiency gains consistently adding pump hour capacity to the industry; and our considerations of future investments and options to further transition our asset base toward dual-fuel or electric equipment that is in high demand from E&P customers and any implied statements that such transition will have positive impact on Company performance; our search for long-term strategic investments, evaluation of potential acquisitions and plans to strategically deploy capital to grow the business while remaining committed to steadily returning cash to our stockholders. Risk factors that could cause such future events not to occur as expected include the following: the price of oil and natural gas and overall performance of the U.S. economy, both of which can impact capital spending by our customers and demand for our services; business interruptions due to adverse weather conditions; changes in the competitive environment of our industry; political instability in the petroleum-producing regions of the world; the actions of the OPEC oil cartel; our customers’ drilling and production activities; the risk that our assessments, such as regarding the oversupplied nature of oilfield services, will turn out incorrect; and our ability to identify and complete acquisitions and/or other strategic investments or transactions. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates, and expectations are contained in RPC’s Form 10-K for the year ended December 31, 2023.

For information about RPC, Inc., please contact:

Michael L. Schmit, Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Mark Chekanow, CFA, Vice President Investor Relations

(404) 419-3809

mark.chekanow@rpc.net

Second Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$364,153	$377,833	$415,858	$741,986	$892,526
COSTS AND EXPENSES:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	262,284	276,609	265,786	538,893	571,036
Selling, general and administrative expenses	37,406	40,085	43,604	77,491	85,801
Pension settlement charge	—	—	911	—	18,286
Depreciation and amortization	32,333	30,004	26,203	62,337	50,328
Gain on disposition of assets, net	(3,338)	(1,214)	(3,015)	(4,552)	(5,951)
Operating income	35,468	32,349	82,369	67,817	173,026
Interest expense	(99)	(234)	(73)	(333)	(145)
Interest income	3,343	2,965	2,698	6,308	4,553
Other income, net	732	767	631	1,499	1,392
Income before income taxes	39,444	35,847	85,625	75,291	178,826
Income tax provision	7,025	8,380	20,612	15,405	42,289
NET INCOME	$32,419	$27,467	$65,013	$59,886	$136,537

EARNINGS PER SHARE
Basic	$0.15	$0.13	$0.30	$0.28	$0.63
Diluted	$0.15	$0.13	$0.30	$0.28	$0.63

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	214,844	215,001	216,398	214,922	216,762
Diluted	214,844	215,001	216,398	214,922	216,762

Second Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(In thousands)
	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$261,516	$223,310
Accounts receivable, net	303,074	324,915
Inventories	113,426	110,904
Income taxes receivable	8,253	52,269
Prepaid expenses	8,155	12,907
Other current assets	2,551	2,768
Total current assets	696,975	727,073
Property, plant and equipment, net	500,492	435,139
Operating lease right-of-use assets	22,902	24,537
Finance lease right-of-use assets	4,534	1,036
Goodwill	50,824	50,824
Other intangibles, net	11,880	12,825
Retirement plan assets	29,613	26,772
Other assets	8,026	8,639
Total assets	$1,325,246	$1,286,845

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$100,276	$85,036
Accrued payroll and related expenses	26,503	30,956
Accrued insurance expenses	5,754	5,340
Accrued state, local and other taxes	5,608	4,461
Income taxes payable	303	275
Unearned revenue	—	15,743
Current portion of operating lease liabilities	6,513	7,367
Current portion of finance lease liabilities and finance obligations	3,828	375
Accrued expenses and other liabilities	2,319	2,304
Total current liabilities	151,104	151,857
Long-term accrued insurance expenses	11,316	10,202
Retirement plan liabilities	24,577	23,724
Long-term operating lease liabilities	17,308	18,600
Long-term finance lease liabilities	690	819
Other long-term liabilities	2,537	7,840
Deferred income taxes	57,958	51,290
Total liabilities	265,490	264,332
Common stock	21,501	21,502
Capital in excess of par value	—	—
Retained earnings	1,040,790	1,003,380
Accumulated other comprehensive loss	(2,535)	(2,369)
Total stockholders' equity	1,059,756	1,022,513
Total liabilities and stockholders' equity	$1,325,246	$1,286,845

Second Quarter 2024 Earnings Release

RPC INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(In thousands)
Six months ended June 30,	2024	2023
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$59,886	$136,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,337	50,328
Pension settlement charge	—	18,286
Working capital	56,524	(28,399)
Other operating activities	5,740	806
Net cash provided by operating activities	184,487	177,558

INVESTING ACTIVITIES
Capital expenditures	(127,799)	(104,488)
Proceeds from sale of assets	8,883	8,688
Purchase of business - advance	—	(78,982)
Net cash used for investing activities	(118,916)	(174,782)

FINANCING ACTIVITIES
Payment of dividends	(17,203)	(17,314)
Cash paid for common stock purchased and retired	(9,858)	(11,351)
Cash paid for finance lease and finance obligations	(304)	—
Net cash used for financing activities	(27,365)	(28,665)

Net increase (decrease) in cash and cash equivalents	38,206	(25,889)
Cash and cash equivalents at beginning of period	223,310	126,424
Cash and cash equivalents at end of period	$261,516	$100,535

Non-GAAP Measures

RPC, Inc. has used the non-GAAP financial measures of adjusted operating income, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting these non-GAAP measures enables investors to compare the operating performance of our core business consistently over various time periods, and in the case of adjusted EBITDA, without regard to changes in our capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating RPC's liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, RPC’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject

Second Quarter 2024 Earnings Release

to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on RPC, Inc.'s investor website, which can be found on the Internet at www.rpc.net.

Appendix A

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,	June 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Operating Income to Adjusted Operating Income

Operating income	$35,468	$32,349	$82,369	$67,817	$173,026
Add: Pension settlement charge	—	—	911	—	18,286
Adjusted operating income	$35,468	$32,349	$83,280	$67,817	$191,312

Appendix B

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,	June 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted Net Income

Net income	$32,419	$27,467	$65,013	$59,886	$136,537
Adjustments:
Add: Pension settlement charges, before taxes	—	—	911	—	18,286
Less: Tax effect of pension settlement charges	—	—	(220)	—	(4,315)
Total adjustments, net of tax	—	—	691	—	13,971
Adjusted net income	$32,419	$27,467	$65,704	$59,886	$150,508

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Diluted earnings per share	$0.15	$0.13	$0.30	$0.28	$0.63
Adjustments:
Add: Pension settlement charges, before taxes	—	—	0.00	—	0.08
Less: Tax effect of pension settlement charges	—	—	0.00	—	(0.02)
Total adjustments, net of tax	—	—	0.00	—	0.06
Adjusted diluted earnings per share	$0.15	$0.13	$0.30	$0.28	$0.69

Weighted average shares outstanding (in thousands)	214,844	215,001	216,398	214,922	216,762

Second Quarter 2024 Earnings Release

Appendix C

(Unaudited)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2024	2024	2023	2024	2023
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$32,419	$27,467	$65,013	$59,886	$136,537
Adjustments:
Add: Income tax provision	7,025	8,380	20,612	15,405	42,289
Add: Interest expense	99	234	73	333	145
Add: Depreciation and amortization	32,333	30,004	26,203	62,337	50,328
Less: Interest income	3,343	2,965	2,698	6,308	4,553
EBITDA	$68,533	$63,120	$109,203	$131,653	$224,746
Add: Pension settlement charges	—	—	911	—	18,286
Adjusted EBITDA	$68,533	$63,120	$110,114	$131,653	$243,032

Revenues	$364,153	$377,833	$415,858	$741,986	$892,526

Net income margin(1)	8.9%	7.3%	15.6%	8.1%	15.3%

Adjusted EBITDA margin(1)	18.8%	16.7%	26.5%	17.7%	27.2%

(1) Net income margin is calculated as net income divided by revenues. EBITDA margin is calculated as EBITDA divided by revenues.

Appendix D

(Unaudited)	Six months ended
	June 30,	June 30,
(In thousands)	2024	2023
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$184,487	$177,558
Capital expenditures	(127,799)	(104,488)
Free cash flow	$56,688	$73,070